As filed with the Securities and Exchange Commission on October 11, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANTERO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0162034 (I.R.S. Employer Identification No.)

1625 17th Street

Denver, Colorado 80202

(303) 357-7310

(Address of Principal Executive Offices, Including Zip Code)

ANTERO RESOURCES CORPORATION LONG-TERM INCENTIVE PLAN

(Full Title of the Plans)

Glen C. Warren, Jr.

President, Chief Financial Officer and Secretary

1625 17th Street

Denver, Colorado 80202

(303) 357-7310

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share (“Common Stock”)	20,000,000 shares	$53.29	$1,065,800,000	$137,275.04

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable pursuant to the Antero Resources Corporation Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of outstanding Common Stock.

(2)         Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, and is based on a price of $53.29 per share, which is the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on October 10, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Antero Resources Corporation (the “Company” or the “Registrant”) will send or give to all participants in the Antero Resources Corporation Long-Term Incentive Plan (the “Plan”) the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.  In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Company shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)                                 The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-189284) on October 10, 2013 relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-189284), originally filed with the Commission on June 13, 2013, including any amendment thereto;

(b)                                 All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registration Statement on Form S-1 referred to in (a) above; and

(c)                                  The description of the Registrant’s Common Stock included in the Registrant’s Form 8-A (File No. 001-36120), filed with the Commission on October 8, 2013, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Amended and Restated Certificate of Incorporation

The Company’s amended and restated certificate of incorporation that will be in effect upon the closing of the initial public offering of Common Stock contains provisions authorizing the Company to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

Amended and Restated Bylaws

The Company’s amended and restated bylaws that will be in effect upon the closing of the initial public offering of Common Stock also contain provisions authorizing the Company to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

D&O Insurance and Indemnification Agreements

The Company has obtained directors’ and officers’ insurance and will enter into indemnification agreements with each of its directors and officers in connection with the closing of the initial public offering of Common Stock that will contain provisions that are in some respects broader than the specific indemnification provisions in the Delaware General Corporation Law. The form of such indemnification agreements is filed as Exhibit 10.15 to the Registrant’s registration statement on Form S-1/A (File No. 333-189284), filed with the Commission on August 30, 2013. The indemnification agreements provide for, among other things, the indemnification of directors and officers against certain liabilities that may arise by reason of their status as directors and officers, and the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The above discussion of Section 145 of the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation, amended and restated bylaws, the Company’s maintenance of directors’ and officers’ liability insurance and indemnification agreements is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

4.1                                                                               Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-189284) filed with the Commission on September 24, 2013).

4.2                                                                               Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (File No. 333-189284) filed with the Commission on September 24, 2013).

4.3*                                                                        Antero Resources Corporation Long-Term Incentive Plan.

4.4*                                                                        Form of Stock Option Grant Notice and Stock Option Agreement (for Employees).

4.5*                                                                        Form of Restricted Stock Grant Notice and Restricted Stock Agreement (for Employees).

4.6*                                                                        Form of Stock Option Grant Notice and Stock Option Agreement (for Non-Employee Directors).

4.7*                                                                        Form of Restricted Stock Grant Notice and Restricted Stock Agreement (for Non-Employee Directors).

5.1*                                                                        Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*                                                                 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*                                                                 Consent of KPMG LLP.

23.3*                                                                 Consent of DeGolyer and MacNaughton.

23.4*                                                                 Consent of Ryder Scott Company, LP.

24.1*                                                                 Power of Attorney (included on the signature page of this Registration Statement).

*Filed herewith.

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.                                      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 11, 2013.

ANTERO RESOURCES CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Paul M. Rady and Glen C. Warren, Jr., and each of them, his or her true and lawful attorneys-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 11, 2013.

Signature	Title

/s/ Paul M. Rady	Chairman of the Board, Director and Chief Executive Officer
Paul M. Rady	(Principal Executive Officer)

/s/ Glen C. Warren, Jr.	Director, President, Chief Financial Officer and Secretary
Glen C. Warren, Jr.	(Principal Financial Officer)

/s/ K. Phil Yoo	Corporate Controller
K. Phil Yoo	(Principal Accounting Officer)

/s/ Richard W. Connor	Director
Richard W. Connor

/s/ Peter R. Kagan	Director
Peter R. Kagan

/s/ W. Howard Keenan, Jr.	Director
W. Howard Keenan, Jr.

/s/ Christopher R. Manning	Director
Christopher R. Manning

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1

Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-189284) filed with the Commission on September 24, 2013).

4.2

Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (File No. 333-189284) filed with the Commission on September 24, 2013).

4.3*	Antero Resources Corporation Long-Term Incentive Plan.

4.4*	Form of Stock Option Grant Notice and Stock Option Agreement (for Employees).

4.5*	Form of Restricted Stock Grant Notice and Restricted Stock Agreement (for Employees).

4.6*	Form of Stock Option Grant Notice and Stock Option Agreement (for Non-Employee Directors).

4.7*	Form of Restricted Stock Grant Notice and Restricted Stock Agreement (for Non-Employee Directors).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of KPMG LLP.

23.3*	Consent of DeGolyer and MacNaughton.

23.4*	Consent of Ryder Scott Company, LP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*Filed herewith.